JOINT CAPITAL ENHANCEMENT AGREEMENT

This Joint Capital Enhancement Agreement, as amended, was entered into by each of the undersigned Federal Home Loan Banks (each a “Federal Home Loan Bank” and collectively the “Federal Home Loan Banks”) as of the Effective Date, and has been amended as of the Amendment Effective Date.

WHEREAS, the Federal Home Loan Banks are federal instrumentalities chartered pursuant to an Act of Congress and established to perform the important federal function of providing a stable source of low cost funds for their member financial institutions;

WHEREAS, the ability of the Federal Home Loan Banks to provide significant sources of liquidity to their members during the recent economic crisis was an important factor in stabilizing the financial markets of the United States;

WHEREAS, the continued ability of the Federal Home Loan Banks to perform their important federal mission depends in part upon the capital strength of the Federal Home Loan Banks and their ability to access low cost funds in the debt markets;

WHEREAS, the Federal Home Loan Banks desire to increase the amount of their retained earnings for safety and soundness reasons and to protect against the potential impairment of the par value of their capital stock;

WHEREAS, the Federal Home Loan Banks are federally-chartered corporations with an interest in each other’s operations because they are jointly and severally liable for the payment of consolidated obligations issued by, or for the benefit of, the Federal Home Loan Banks, and have an interest in each Federal Home Loan Bank having sufficient capital to ensure the timely payment of the consolidated obligations issued on its behalf;

WHEREAS, before the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), each Federal Home Loan Bank was required to carry a reserve account equal to 20 percent of its net income until said reserve account showed a credit balance equal to 100 percent of the paid-in capital of such Federal Home Loan Bank;

WHEREAS, the Competitive Equality Banking Act of 1987 and FIRREA required the FHLBanks to pay more than $3.1 billion from these retained earnings to capitalize the Financing Corporation and the Resolution Funding Corporation (“REFCORP”);

WHEREAS, FIRREA repealed the 20 percent reserve requirement and replaced it with the requirement that the Federal Home Loan Banks pay for a portion of the interest payments on debt issued by REFCORP equal to $300 million per year until 2030;

WHEREAS, the Gramm-Leach-Bliley Act amended the Federal Home Loan Banks’ REFCORP obligation to require each Federal Home Loan Bank to pay 20 percent of its net income per year after AHP contribution and to allow for the Federal Home Loan Banks’ total REFCORP obligation to end earlier than 2030 if such variable payments exceeded $300 million per year;

WHEREAS, the Federal Home Loan Banks have paid $8.6 billion ($5.9 billion paid from 2000 through 4Q 2010 and $2.7 billion paid from 1991 to 1999) of the interest payments on the REFCORP obligations; and

WHEREAS, satisfaction of the REFCORP obligation will provide the Federal Home Loan Banks an opportunity to increase their retained earnings in furtherance of their safety and soundness.

NOW, THEREFORE, in consideration of the promises and mutual consideration contained in this Agreement, it is agreed as follows:

I. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the following meaning:

“Act” means the Federal Home Loan Bank Act of 1932, as amended as of the Effective Date.

“Adjustment to Prior Net Income” means either an increase, or a decrease, to a prior calendar quarter’s reported Quarterly Net Income subsequent to the date on which any allocation to Restricted Retained Earnings for such calendar quarter was made.
“Agreement” means this Joint Capital Enhancement Agreement adopted by the FHLBanks on the Effective Date and amended on the date on which the FHFA has approved the Retained Earnings Capital Plan Amendments for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.
“Agreement Implementation Date” means the date that is the later of the REFCORP Termination Date or the Effective Date.

“Allocation Termination Date” means the date an FHLBank’s obligation to make allocations to the Restricted Retained Earnings account is terminated permanently. That date is determined pursuant to section IV of this Agreement.
“Amendment Effective Date” means the date by which the FHFA has approved the Retained Earnings Capital Plan Amendments for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.
“Automatic Termination Event” means (i) a change in the Act, or another applicable statute, occurring subsequent to the Effective Date, that will have the effect of creating a new, or higher, assessment or taxation on net income or capital of the FHLBanks, or (ii) a change in the Act, another applicable statute, or the Regulations, occurring subsequent to the Effective Date, that will result in a higher mandatory allocation of an FHLBank’s Quarterly Net Income to any Retained Earnings account than the annual amount, or total amount, specified in an FHLBank’s capital plan as in effect immediately prior to the Automatic Termination Event.

“Automatic Termination Event Declaration Date” means the date specified in subsection IV.A.1 or IV.A.2 of this Agreement.

“Capital Plan” means a capital plan adopted by a board of directors of an FHLBank, and approved pursuant to Section 6 of the Act.

“Class A Stock” means capital stock in an FHLBank, including subclasses, that has the characteristics of class A stock as set forth in the Act and Regulations.

“Class B Stock” means capital stock in an FHLBank, including subclasses, that has the characteristics of class B stock set forth in the Act and Regulations.

“Declaration of Automatic Termination” means a signed statement, executed by officers authorized to sign on behalf of each FHLBank that is a signatory to the statement, in which at least 2/3 of the then existing FHLBanks declare their concurrence that a specific statutory or regulatory change meets the definition of an Automatic Termination Event.

“Dividend” means a distribution of cash, other property, or stock to a Member with respect to its holdings of Class A Stock, Class B Stock or Other FHLBank Stock, and includes any distribution with respect to mandatorily redeemable stock regardless of the characterization of such distribution.

“Dividend Restriction Period” for an FHLBank means any calendar quarter: (i) that includes the REFCORP Termination Date, or occurs subsequent to the REFCORP Termination Date; (ii) that occurs prior to an Allocation Termination Date; and (iii) during which the amount of the FHLBank’s Restricted Retained Earnings is less than the amount of that FHLBank’s RREM. If the amount of an FHLBank’s Restricted Retained Earnings is at least equal to the amount of that FHLBank’s RREM, and subsequently the FHLBank’s Restricted Retained Earnings becomes less than its RREM, the FHLBank shall be deemed to be in a Dividend Restriction Period (unless an Allocation Termination Date has occurred).

“Effective Date” means February 28, 2011
“Excess Stock” means any Class A Stock or Class B Stock owned by a Member that the Member is not required to hold either as a condition of retaining its membership in its FHLBank or as a condition of obtaining advances or transacting other business with its FHLBank.
“FHFA” means the Federal Housing Finance Agency, or any successor thereto.

“FHLBank” means a Federal Home Loan Bank chartered under the Act.

“FHLBank’s Total Consolidated Obligations” means the daily average carrying value for the calendar quarter, excluding the impact of fair value adjustments (i.e., fair value option and hedging adjustments), of the FHLBank’s portion of outstanding FHLBank System Consolidated Obligations for which it is the primary obligor.

“FHLBank System Consolidated Obligation” means any bond, debenture, or note authorized under the Regulations to be issued jointly by the FHLBanks pursuant to Section 11(a) of the Act, as amended, or any bond or note previously issued by the Federal Housing Finance Board on behalf of all FHLBanks pursuant to Section 11(c) of the Act, on which the FHLBanks are jointly and severally liable, or any other instrument issued through the Office of Finance, or any successor thereto, under the Act that is a joint and several liability of all the FHLBanks.

“Final Capital Plan Amendment Implementation Date” means the earliest date on which all approvals required by the FHFA with respect to the Capital Plan amendments required by this Agreement for all FHLBanks have been given, and such amendments are in full force and effect.

“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.
“HERA” means the Housing and Economic Recovery Act of 2008, as amended on the Effective Date.
“Interim Capital Plan Amendment Implementation Date” means 31 days after the date by which the FHFA has approved the Retained Earnings Capital Plan Amendments for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.
“Member” means: (i) an institution that has been approved for membership in an FHLBank, and has purchased Class A Stock, Class B Stock, or Other FHLBank Stock in accordance with the Regulations; (ii) a former member of an FHLBank that continues to own Class A Stock, Class B Stock or Other FHLBank Stock; or (iii) a successor to an entity that was a member of an FHLBank that continues to own Class A Stock, Class B Stock or Other FHLBank Stock.
“Net Loss” means that the Quarterly Net Income of an FHLBank is negative, or that the annual net income of an FHLBank calculated on the same basis is negative.
“Other FHLBank Stock” means stock issued by an FHLBank prior to the adoption and implementation of a Capital Plan.
“Quarterly Net Income” means the amount of net income of an FHLBank for the most recent calendar quarter calculated in accordance with GAAP, after deducting the required contribution for the Affordable Housing Program under Section 10(j) of the Act, as reported in that FHLBank’s quarterly and annual financial statements filed with the Securities and Exchange Commission.
“Redeem” or “Redemption” means: (i) for an FHLBank that has issued stock pursuant to a Capital Plan, the acquisition by an FHLBank of its outstanding Class A Stock or Class B Stock following the expiration of the six-month or five-year statutory redemption period, respectively, for the stock; and (ii) for an FHLBank that has not issued stock pursuant to a Capital Plan, any acquisition of any Other FHLBank Stock subsequent to a termination of membership (whether that termination occurs as a result of withdrawal from membership, a relocation to another district, a merger into a non-member institution, or otherwise), but does not include the exchange of Other FHLBank Stock for Class A Stock or Class B Stock.

“REFCORP Termination Date” means the last day of the calendar quarter in which the FHLBanks’ final regular payments are made on the obligations to REFCORP in accordance with Section 997.5 of the Regulations and Section 21B(f) of the Act.
“Regular Contribution Amount” means, for any FHLBank for any calendar quarter that includes the REFCORP Termination Date, or occurs subsequent to the REFCORP Termination Date, the result of: (i) 20 percent of Quarterly Net Income; plus (ii) 20 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the Agreement Implementation Date, or occurred subsequent to the Agreement Implementation Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 20 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the Agreement Implementation Date, or occurred subsequent to the Agreement Implementation Date, to the extent such adjustment has not yet been made in the current calendar quarter.
“Regulations” mean (i) the rules and regulations of the Federal Housing Finance Board (except to the extent that they may be modified, terminated, set aside or superseded by the Director of the FHFA) in effect on the Effective Date; and (ii) the rules and regulations of the FHFA, as amended from time to time.
“Repurchase” means: (i) for an FHLBank that has issued stock pursuant to a Capital Plan, the acquisition by an FHLBank of Excess Stock prior to the expiration of the six-month redemption period for Class A Stock or five-year statutory redemption period for Class B stock; and (ii) for an FHLBank that has not issued stock pursuant to a Capital Plan, the discretionary exercise of an FHLBank’s power to acquire Other FHLBank Stock in excess of the Member’s stock purchase requirements under applicable law, but does not include the exchange of Other FHLBank Stock for Class A Stock or Class B Stock.
“Restricted Retained Earnings” means the cumulative amount of Quarterly Net Income and Adjustments to Prior Net Income allocated to an FHLBank’s Retained Earnings account restricted pursuant to this Agreement and does not include amounts retained in: (i) any accounts in existence at any FHLBank on the Effective Date; or (ii) any other Retained Earnings accounts subject to restrictions that are not part of the terms of this Agreement.
“Restricted Retained Earnings Minimum” (“RREM”) means an amount of Restricted Retained Earnings calculated as of the last day of each calendar quarter equal to one percent of an FHLBank’s Total Consolidated Obligations.
“Restriction Termination Date” means the date the restriction on the FHLBanks paying Dividends out of the Restricted Retained Earnings account, or otherwise reallocating funds from the Restricted Retained Earnings account, is terminated permanently. That date is determined pursuant to section IV of this Agreement.

“Retained Earnings” means the retained earnings of an FHLBank calculated pursuant to GAAP.
“Retained Earnings Capital Plan Amendment” means the amendment to an FHLBank’s Capital Plan adopted effective on the Interim Capital Plan Amendment Implementation Date adding the substantive provisions of this Agreement to the Capital Plan.
“Special Contribution Amount” means, for any FHLBank for any calendar quarter that includes the REFCORP Termination Date, or occurs subsequent to the REFCORP Termination Date, the result of: (i) 50 percent of Quarterly Net Income; plus (ii) 50 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the Agreement Implementation Date, or occurred subsequent to the Agreement Implementation Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 50 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the Agreement Implementation Date, or occurred subsequent to the Agreement Implementation Date, to the extent such adjustment has not yet been made in the current calendar quarter.
“Termination Date” means the date of termination of this Agreement pursuant to Section IV of this Agreement.

“Total Capital” means Retained Earnings, the amount paid-in for stock, the amount of any general allowance for losses, and the amount of other instruments that the FHFA has determined to be available to absorb losses incurred by that FHLBank.

II. Establishment of Restricted Retained Earnings

A.	Segregation of Account
No later than the REFCORP Termination Date, each FHLBank shall establish an account in its official books and records in which to allocate its Restricted Retained Earnings, with such account being segregated on its books and records from the FHLBank’s other Retained Earnings for purposes of tracking the accumulation of Restricted Retained Earnings and enforcing the restrictions on the use of the Restricted Retained Earnings imposed in this Agreement and such FHLBank’s Capital Plan, if applicable.

B.	Funding of Account
1. Date on which Allocation Begins
Each FHLBank shall allocate to its Restricted Retained Earnings account an amount at least equal to the Regular Contribution Amount beginning on the REFCORP Termination Date. Each FHLBank shall allocate amounts to the Restricted Retained Earnings Account only through contributions from its Quarterly Net Income or Adjustments to Prior Net Income occurring on or after the REFCORP Termination Date, but nothing in this Agreement shall prevent an FHLBank from allocating a greater percentage of its Quarterly Net Income or positive Adjustment to Prior Net Income to its Restricted Retained Earnings account than the percentages set forth in this Agreement.

2. Ongoing Allocation
During any Dividend Restriction Period that occurs before the Allocation Termination Date, an FHLBank shall continue to allocate its Regular Contribution Amount (or when, and if required under subsection II.B.4 below, its Special Contribution Amount) to its Restricted Retained Earnings account.

3. Treatment of Quarterly Net Losses and Annual Net Losses
In the event an FHLBank sustains a Net Loss for a calendar quarter, the following shall apply: (i) to the extent that its cumulative calendar year-to-date net income is positive at the end of such quarter, the FHLBank may decrease the amount of its Restricted Retained Earnings such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date at the end of such quarter is equal to 20 percent of the amount of such cumulative calendar year-to-date net income; (ii) to the extent that its cumulative calendar year-to-date net income is negative at the end of such quarter (a) the FHLBank may decrease the amount of its Restricted Retained Earnings account such that the cumulative addition calendar year-to-date to the Restricted Retained Earnings at the end of such quarter is zero, and (b) the FHLBank shall apply any remaining portion of the Net Loss for the calendar quarter first to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter may apply any remaining portion of the Net Loss for the calendar quarter to reduce Restricted Retained Earnings; and (iii) for any subsequent calendar quarter in the same calendar year, the FHLBank may decrease the amount of its quarterly allocation to its Restricted Retained Earnings account in that subsequent calendar quarter such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date is equal to 20 percent of the amount of such cumulative calendar year-to-date net income.

In the event an FHLBank sustains a Net Loss for a calendar year, any such Net Loss first shall be applied to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter any remaining portion of the Net Loss for the calendar year may be applied to reduce Restricted Retained Earnings.

4. Funding at Special Contribution Amount
If during a Dividend Restriction Period, the amount of an FHLBank’s Restricted Retained Earnings decreases in any calendar quarter, except as provided in subsections II.B.3(i) and (ii)(a) above, the FHLBank shall allocate the Special Contribution Amount to its Restricted Retained Earnings account beginning at the following calendar quarter-end (except as provided in the last sentence of this subsection). Thereafter, such FHLBank shall continue to allocate the Special Contribution Amount to its Restricted Retained Earnings account until the cumulative difference between: (i) the allocations made using the Special Contribution Amount; and (ii) the allocations that would have been made if the Regular Contribution Amount applied, is equal to the amount of the prior decrease in the amount of its Restricted Retained Earnings account arising from the application of subsection II.B.3(ii)(b). If at any calendar quarter-end the Special Contribution Amount would result in a cumulative allocation in excess of such prior decrease in the amount of Restricted Retained Earnings: (i) the FHLBank may allocate such percentage of Quarterly Net Income to the Restricted Retained Earnings account that shall exactly restore the amount of the prior decrease, plus the amount of the Regular Contribution Amount for that quarter; and (ii) the FHLBank in subsequent quarters shall revert to paying at least the Regular Contribution Amount.

5. Release of Restricted Retained Earnings
If an FHLBank’s RREM decreases from time to time due to fluctuations in such FHLBank’s Total Consolidated Obligations, amounts in such FHLBank’s Restricted Retained Earnings account in excess of 150 percent of the FHLBank’s RREM may be released by such FHLBank from the restrictions otherwise imposed on such amounts pursuant to the provisions of this Agreement and the Capital Plan, and reallocated to its general Retained Earnings account. Until the Restriction Termination Date, an FHLBank may not otherwise reallocate amounts in its Restricted Retained Earnings account (provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to subsection II.B.3 is not a reallocation).

6. Contingency for Lack of Approval by the FHFA
Notwithstanding the other provisions of this Agreement, in the event that prior to the occurrence of the Interim Capital Plan Amendment Implementation Date, this Agreement is terminated pursuant to the terms of Section IV.A. or Section IV.B., the obligations under this Agreement requiring allocation of Quarterly Net Income to Restricted Retained Earnings and restrictions on the use of amounts in the Restricted Retained Earnings account shall be terminated.

7. Posting of Account Entries
The initial accounting entry by an FHLBank for any item in any account specified in this Agreement shall be made no later than the date following the end of the calendar period in question required pursuant to the rules of the Securities and Exchange Commission for filing the FHLBank’s periodic reports. Each FHLBank shall report to the Office of Finance no later than the publication of its periodic reports the amount of such Restricted Retained Earnings allocated to the Restricted Retained Earnings account created pursuant to this Agreement for such immediately preceding calendar quarter as well as the outstanding balance in such Restricted Retained Earnings account as of the end of such calendar quarter.

8. Effect of Mergers
In the event of a merger of FHLBanks, a sale of the assets and assumption of the liabilities of an FHLBank, a reorganization or other consolidation of two or more FHLBanks (“Merger”), the proposed treatment of, and the pro forma amount of, the Restricted Retained Earnings account of the surviving FHLBank(s) shall be set forth in the publicly available portion of the application to the FHFA regarding such Merger, and provided to the parties of this Agreement that are not involved in such transaction.

Notwithstanding the other provisions of this Agreement, in the event of a Merger, the surviving FHLBank’s RREM shall be lowered permanently by all, or a portion of, the amount, prior to the Merger, of the Restricted Retained Earnings of the acquired FHLBank (which was deemed the acquired FHLBank for purposes of GAAP) to the extent, and in the amount, permitted by the FHFA’s approval of a Capital Plan amendment effective upon the consummation of such Merger.

C.	No Effect on Rights of Shareholders as Owners of Retained Earnings
In the event of the liquidation of an FHLBank, or a taking of an FHLBank’s Retained Earnings by future federal action, nothing in this Agreement shall change the rights of the holders of an FHLBank’s Class B stock as owners of the Retained Earnings, including Restricted Retained Earnings, as granted under Section 6(h) of the Act.

III.     Limitation on Dividends, Stock Repurchase and Stock Redemption

A.	General Rule on Dividends.

From the REFCORP Termination Date through the Restriction Termination Date, an FHLBank may not pay Dividends, or otherwise reallocate funds (except as expressly provided in II. B. 5, and further provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to subsection II.B.3 is not a reallocation), out of Restricted Retained Earnings. During a Dividend Restriction Period, an FHLBank may not pay Dividends out of the amount of Quarterly Net Income required to be allocated to Restricted Retained Earnings.

B.	Limitations on Repurchase and Redemption.

From the REFCORP Termination Date through the Restriction Termination Date, an FHLBank shall not engage in a Repurchase or Redemption transaction if following such transaction the Bank’s Total Capital as reported to the FHFA falls below the FHLBank’s aggregate paid-in amount of capital stock.

IV.    Termination of Agreement

This Agreement shall be binding upon the FHLBanks as of the Effective Date, and shall remain in full force and effect until the Termination Date. The Termination Date shall be the Restriction Termination Date.

A.	Termination through an Automatic Termination Event.

1.	Action by FHLBanks

If an FHLBank desires to assert that an Automatic Termination Event has occurred (or will occur on the effective date of a change in a statute or the Regulations), the FHLBank shall provide prompt written notice to all of the other FHLBanks (and provide a copy to the FHFA) identifying the specific statutory or regulatory change that is the basis for the assertion. For the purposes of this section, ‘prompt written notice’ means notice delivered no later than 90 calendar days subsequent to: (1) the date the specific statutory change takes effect; or (2) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register. Such notice shall include as an exhibit a draft Declaration of Automatic Termination prepared for the signature of an officer of each FHLBank.

Upon receipt of such notice, each FHLBank shall make an analysis of the facts and circumstances set forth in the notice, and, subject to the standards of good faith and fair dealing, make a determination whether the specific statutory or regulatory change constitutes an Automatic Termination Event. If an FHLBank determines that such change constitutes an Automatic Termination Event, a duly authorized officer of that FHLBank shall execute the Declaration of Automatic Termination (which may be signed in counterpart). The standard for approval of the Declaration of Automatic Termination is execution by at least 2/3 of the then existing FHLBanks (including the FHLBank that filed notice).

If within 60 calendar days of transmission of such written notice to all of the other FHLBanks, at least 2/3 of the then existing FHLBanks execute a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event, then the Declaration of Automatic Termination shall be delivered to the FHFA within 10 calendar days of the date that the Declaration of Automatic Termination is executed. After the expiration of a 60 calendar day period that begins when the Declaration of Automatic Termination is delivered to the FHFA, an Automatic Termination Event Declaration Date shall be deemed to occur (except as provided in subsection IV.A.3).

If a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event has not been executed by at least the required 2/3 of the then existing FHLBanks within 60 calendar days of transmission of such notice to all of the other FHLBanks, the FHLBank that filed the notice may request a determination from the FHFA that the specific statutory or regulatory change constitutes an Automatic Termination Event. Such request must be filed with the FHFA within 10 calendar days after the expiration of the 60 calendar day period that begins upon transmission of the written notice of the basis of the assertion to all of the other FHLBanks.

2.	Action by FHFA

An FHLBank may request a determination from the FHFA that a specific statutory or regulatory change constitutes an Automatic Termination Event, and may claim that an Automatic Termination Event has occurred, or will occur, with respect to a specific statutory or regulatory change only if the FHLBank has complied with the time limitations and procedures of subsection IV.A.1.

If within 60 calendar days after an FHLBank delivers such request to the FHFA, the FHFA provides the requesting FHLBank with a written determination that a specific statutory or regulatory change is an Automatic Termination Event, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the expiration of such 60 calendar day period (except as provided in subsection IV.A.3). The date of such Automatic Termination Event Declaration Date shall be as of the expiration of such 60 calendar day period (except as provided in subsection IV.A.3), no matter on which day prior to the expiration of the 60 calendar day period the FHFA has provided its written determination.

If the FHFA fails to make a determination within 60 calendar days after the requesting FHLBank delivers such request to the FHFA, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the date of the expiration of such 60 calendar day period (except as provided in subsection IV.A.3); provided, however, that if the FHFA makes a written request for information from the requesting FHLBank, such 60 calendar day period shall be tolled from the date that the FHFA transmits its request until such FHLBank delivers to the FHFA information responsive to its request. An FHLB that makes such request to the FHFA shall notify the other FHLBanks of the failure to receive a determination from the FHFA after the lapse of the 60 calendar day period (taking into account any tolling of such period).

If within 60 calendar days after an FHLBank delivers to the FHFA a request for determination that a specific statutory or regulatory change constitutes an Automatic Termination Event (or such longer period if the 60 calendar day period is tolled pursuant to the preceding sentence), the FHFA provides the requesting FHLBank with a written determination that a specific statutory or regulatory change is not an Automatic Termination Event, then an Automatic Termination Event shall not have occurred with respect to such change.

3.	Proviso as to Occurrence of Automatic Termination Event Declaration Date

In no case under this subsection IV.A may an Automatic Termination Event Declaration Date be deemed to occur prior to: (1) the date the specific statutory change takes effect; or (2) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.

B.	Notice of Voluntary Termination.

The FHLBanks may terminate this Agreement by the affirmative vote of the boards of directors of at least two-thirds (2/3) of the then existing FHLBanks. The decision by any FHLBank’s board of directors to vote to terminate this Agreement is committed to the discretion of the board of directors, and is not subject to the standards of an Automatic Termination Event. If the FHLBanks terminate the Agreement, then the FHLBanks shall provide written notice to the FHFA that the FHLBanks have voted to terminate the Agreement.

C.	Consequences of an Automatic Termination Event or Vote to Terminate the Agreement.

1.	Consequences of Voluntary Termination

In the event the FHLBanks deliver written notice to the FHFA that the FHLBanks have voted to terminate the Agreement, then without any further action by any FHLBank or the FHFA: (i) the date of delivery of such notice shall be an Allocation Termination Date; and (ii) one year from the date of delivery of such notice shall be a Restriction Termination Date.

2.	Consequences of an Automatic Termination Event Declaration Date

If an Automatic Termination Event Declaration Date has occurred, then without further action by any FHLBank or the FHFA: (i) the date of the Automatic Termination Event Declaration Date shall be an Allocation Termination Date; and (ii) one year from the date of the Automatic Termination Event Declaration Date shall be a Restriction Termination Date.

V.    Implementation Process

A.	Execution and Approval of Agreement
This Agreement became binding on the FHLBanks on the Effective Date, and the amendments made to the Agreement after the Effective Date reflected herein shall become binding on the Amendment Effective Date. This Agreement, as amended, shall remain in effect until the Termination Date. Each FHLBank represents and warrants that this Agreement, and the amendments made on the Amendment Effective Date, are within such party’s power, have been duly authorized by all necessary corporate action, and constitute a valid and binding obligation of such party enforceable in accordance with its terms, subject to principles of public policy, general equitable principles, and any receivership, insolvency, reorganization, moratorium, fraudulent conveyance or similar law relating to or affecting the rights of creditors generally, which law may be in effect from time to time.

B.	Application to FHFA
Upon the Effective Date: (i) each FHLBank that has issued stock pursuant to a Capital Plan shall be obligated to take all commercially reasonable steps necessary, that its board of directors believes are in the best interests of the FHLBank, to submit to the FHFA an application for approval of an amendment to its Capital Plan in compliance with the terms of this Agreement outlined in subsection V.C.; and (ii) any FHLBank that has not issued stock pursuant to a Capital Plan shall be obligated to take all commercially reasonable steps necessary, that its board of directors believes are in the best interests of the FHLBank, to include in a supplement to its Capital Plan submission to the FHFA the provisions contemplated by the Capital Plan amendments outlined in subsection V.C. The parties acknowledge that a task force of FHLBanks has been formed to assist each FHLBank with this process, but that each FHLBank retains primary responsibility for preparing and submitting the application in a timely manner; provided, however, in the interests of efficiency, the FHLBanks may agree to undertake this application to the FHFA jointly.

C.	Capital Plan Amendment

The amendments to the Capital Plan of each FHLBank that has issued stock pursuant to a Capital Plan as of the Effective Date shall become effective only if approved by the FHFA for each such FHLBank, and, if such approval is granted, such amendments shall become effective simultaneously on the Interim Capital Plan Amendment Implementation Date. The amendments to the Capital Plan for any FHLBank that has not issued stock pursuant to a Capital Plan as of the Effective Date shall become effective on the Final Capital Plan Amendment Implementation Date. Each FHLBank’s Capital Plan amendments shall contain the substantive provisions of this Agreement as amended on the Amendment Effective Date

VI.    No Third Party Rights.
Nothing in this Agreement shall create or be deemed to create any rights in any third party.
VII.     Injunctive Relief

Each FHLBank agrees that any violation or threatened violation of this Agreement may cause irreparable injury to the other parties to this Agreement, the degree of which may be difficult to ascertain. Accordingly, each FHLBank agrees that each of the other FHLBanks shall have the right to seek immediate injunctive relief for any breach of this Agreement (or for the breach of the obligations that survive termination of this Agreement as set forth in Section IV), as may be granted by a court of competent jurisdiction, as well as the right to pursue any and all other rights and remedies available at law or in equity.

VIII.    Amendment; Waivers

This Agreement may be amended only in a writing executed by each of the then-existing FHLBanks. No waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless executed by the party against whom such consent to waiver or departure is asserted and shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any FHLBank in any case shall entitle that FHLBank to any other or further notice or demand in the same, similar or other circumstances. Any forbearance, failure, or delay by any FHLBank in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by that FHLBank of any right, power, or remedy hereunder shall not preclude the further exercise thereof. Every right, power, and remedy of each FHLBank shall continue in full force and effect until specifically waived by that FHLBank in writing.

IX.    Legal Fees

Each FHLBank agrees that if any action or proceeding is brought by one or more parties under this Agreement seeking to obtain any legal or equitable relief against any other party to this Agreement that arises out of, or is related to, this Agreement or any transaction contemplated hereby, then, after any and all appeals and the expiration of the time for all appeals, the nonprevailing party(ies) will pay all reasonable attorneys’ fees and other costs incurred by the substantially prevailing party(ies) in connection therewith.

X.    Applicable Law; Severability

This Agreement shall be governed by the statutory and common law of the United States and, to the extent federal law incorporates or defers to state law, the substantive laws of the State of New York (excluding, however, laws regarding the conflict of laws provisions). Notwithstanding the foregoing, the Uniform Commercial Code as in effect in the State of New York shall be deemed applicable to this Agreement. In the event that any portion of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement that can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable. In the event of any ambiguity, the terms of this Agreement shall be interpreted to conform to the requirements of the Act, HERA and the Regulations.

XI.    Successors

This Agreement shall be binding upon and inure to the benefit of the successors of each FHLBank.

XII.    Notices

Any notice, advice, request, consent, or direction given, made, or withdrawn pursuant to this Agreement shall be in writing or by machine-readable electronic transmission, and shall be deemed to have been duly given to and received by a party hereto when it shall have been actually received by such party at its principal office, and shall be directed to the attention of the FHLBank’s General Counsel or President.

XIII.    Entire Agreement

This Agreement, amended as of the Amendment Effective Date, embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements among such parties that relate to such subject matter.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and in its name by its duly authorized officer(s) as of the date set forth below.

FEDERAL HOME LOAN BANK OF
ATLANTA

By:	/s/ W. Wesley McMullan

Name:	W. Wesley McMullan

Title:	President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
BOSTON

By:	/s/ Edward A. Hjerpe, III

Name:	Edward A. Hjerpe, III

Title:	President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
CHICAGO

By:	/s/ Matthew R. Feldman

Name:	Matthew R. Feldman

Title:	President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
CINCINNATI

By:	/s/ David H. Hehman	By:	/s/ Andrew S. Howell

Name:	David H. Hehman	Name:	Andrew S. Howell

Title:	President	Title:	EVP and COO

Date:	August 5, 2011	Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
DALLAS

By:	/s/ Terry Smith

Name:	Terry Smith

Title:	CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
DES MOINES

By:	/s/ Richard S. Swanson

Name:	Richard S. Swanson

Title:	President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
INDIANAPOLIS

By:	/s/ Milton J. Miller	By:	/s/ Cindy L. Konich

Name:	Milton J. Miller	Name:	Cindy L. Konich

Title:	President and CEO	Title:	EVP, COO and CFO

Date:	August 5, 2011	Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
NEW YORK

By:	/s/ Alfred A. DelliBovi

Name:	Alfred A. DelliBovi

Title:	President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
PITTSBURGH

By:	/s/ Winthrop Watson

Name:	Winthrop Watson

Title:	President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
SAN FRANCISCO

By:	/s/ Dean Schultz

Name:	Dean Schultz

Title:	President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
SEATTLE

By:	/s/ Steven R. Horton

Name:	Steven R. Horton

Title:	Acting President and CEO

Date:	August 5, 2011

FEDERAL HOME LOAN BANK OF
TOPEKA

By:	/s/ Andrew J. Jetter

Name:	Andrew J. Jetter

Title:	President and CEO

Date:	August 5, 2011